EXHIBIT 99.1

LTX-Credence Announces Fourth Quarter and Fiscal Year Results

MILPITAS, Calif., Aug. 31, 2011 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2011.

Sales for the 2011 fourth fiscal quarter were $62,669,000, up from prior quarter sales of $58,665,000. Net income for the quarter was $12,076,000, or $0.24 per diluted share on a GAAP basis. Excluding the impact of special items totaling $242,000, and amortization of purchased intangible assets of $1,490,000, net income for the quarter was $13,808,000, or $0.27 per diluted share on a non-GAAP basis.

For the twelve-month period ended July 31, 2011, sales were $249,530,000, an increase of approximately 14% from the prior fiscal year. Net income was $60,078,000, or $1.19 per diluted share on a GAAP basis. Excluding the net favorable impact of special items totaling $9,695,000, and amortization of purchased intangible assets of $5,961,000, net income for the year was $56,344,000, or $1.12 per diluted share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Revenues were up 7% over the prior quarter driven by strong growth in the application specific and power management market segments. Although revenues were slightly below the low-range of our guidance, net income came in at the mid-point of the guidance. Our balance sheet was further strengthened from better than expected cash generation from operations, resulting in an increase in net cash of approximately $16 million during the quarter, and ending the year with no debt and $163 million in cash, cash equivalents, and marketable securities.

"We also had a strong quarter for new customer wins, with five customer product groups deciding to change vendors and move forward with LTX-Credence. These wins came from product groups at new and existing customers, and were in multiple market segments including RF, battery power management and automotive."

First Quarter Fiscal 2012 Outlook

For the fiscal quarter ending October 31, 2011, revenue is expected to be in the range of $35 million to $39 million.  Non-GAAP net loss is expected to be in the range of $(0.10) to $(0.06) per share, assuming 50 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of approximately $0.8 million.

The Company will conduct a conference call today, August 31, 2011, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com).  Audio replays of the call can be heard through September 30, 2011 via telephone by dialing 855.859.2056, Conference ID number 91228808, or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter and/or year ended July 31, 2011 excludes the merger-related break-up fee, merger-related expenses, restructuring expense, amortization of purchased intangible assets, and loss on disposition of property and equipment. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's first fiscal quarter of 2012, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	July 31, 2011	July 31, 2010
Current assets
Cash and cash equivalents	$ 123,198	$ 74,978
Marketable securities	39,417	18,458
Accounts receivable - trade, net	42,646	45,622
Accounts receivable - other, net	408	1,174
Inventories, net	21,145	21,039
Prepaid expenses and other current assets	4,368	4,585
Total current assets	231,182	165,856

Property and equipment, net	20,827	26,277
Intangible assets, net	6,317	12,277
Goodwill	43,030	43,030
Other assets	759	771
Total assets	$ 302,115	$ 248,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ --	$ 826
Accounts payable	15,232	16,639
Other accrued expenses	24,677	29,090
Deferred revenues and customer advances	5,589	8,317
Total current liabilities	45,498	54,872

Other long-term liabilities	15,897	16,587
Stockholders' equity	240,720	176,752
Total liabilities and stockholders' equity	$ 302,115	$ 248,211

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2011	2010	2011	2010

Net sales	$ 62,669	$ 73,163	$ 249,530	$ 219,082
Cost of sales	23,560	29,097	95,290	96,700
Gross profit	39,109	44,066	154,240	122,382

Engineering and product development expenses	13,509	12,763	52,697	48,943
Selling, general, and administrative expenses	11,356	15,660	48,968	44,956
Amortization of purchased intangible assets	1,490	2,664	5,961	10,655
Restructuring	--	--	363	2,027
Income from operations	12,754	12,979	46,251	15,801

Other (expense) income, net	(562)	827	13,512	2,690
Income before (benefit) provision for income taxes	12,192	13,806	59,763	18,491
(Benefit) provision for income taxes	116	106	(315)	343
Net income	$ 12,076	$ 13,700	$ 60,078	$ 18,148

Net income per share:

Basic	$ 0.24	$ 0.28	$ 1.22	$ 0.40
Diluted	$ 0.24	$ 0.27	$ 1.19	$ 0.39

Weighted average shares outstanding:

Basic	49,545	48,984	49,398	45,198
Diluted	50,532	49,982	50,415	46,036

LTX-Credence Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended July 31, 2010	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income	$ 12,076	$ 0.24	$ 0.24	$ 13,700	$ 0.28	$ 0.27
Merger-related expenses	189	--	--	--	--	--
Amortization of purchased intangible assets	1,490	0.03	0.03	2,664	0.05	0.05
Loss on disposition of property and equipment	53	--	--	1,378	0.03	0.03
Recovery of previously written off accounts receivable	--	--	--	(1,000)	(0.02)	(0.02)

Non-GAAP net income	$ 13,808	$ 0.27	$ 0.27	$ 16,742	$ 0.34	$ 0.33

Weighted average shares outstanding:		49,545	50,532		48,984	49,982

	Twelve Months Ended July 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share	Twelve Months Ended July 31, 2010	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income	$ 60,078	$ 1.22	$ 1.19	$ 18,148	$ 0.40	$ 0.39
Merger breakup fees	(15,000)	(0.31)	(0.30)	--	--	--
Merger-related expenses	4,889	0.10	0.10	--	--	--
Amortization of purchased intangible assets	5,961	0.12	0.12	10,655	0.24	0.23
Restructuring	363	0.01	0.01	2,027	0.04	0.04
Loss on disposition of property and equipment	53	--	--	1,354	0.03	0.03
Gain on extinguishment of debt	--	--	--	(2,426)	(0.05)	(0.05)
Recovery of previously written off accounts receivable	--	--	--	(2,600)	(0.06)	(0.05)

Non-GAAP net income	$ 56,344	$ 1.14	$ 1.12	$ 27,158	$ 0.60	$ 0.59

Weighted average shares outstanding:		49,398	50,415		45,198	46,036
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com